Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated 14 January 2015, with respect to the consolidated financial statements of Management Diagnostics Limited as of 31 December 2013 and the year then ended, included in this Current Report of The Street, Inc. on Form 8 – K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of TheStreet, Inc. on Form S-8 (No. 333-189503, No. 333-145295 and No. 333-185023).

s/s	GRANT THORNTON UK LLP
GRANT THORNTON UK LLP
LONDON
14 January 2015